UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400 Fort Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 19, 2008, SMF Energy Corporation (the "Company") received a letter (the "Letter") from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") stating that the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have (i) a minimum of $2,500,000 in stockholders' equity; (ii) $35,000,000 market value of listed securities; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The Letter further stated that, in light of the Company’s noncompliance, Nasdaq is reviewing the Company's eligibility for continued listing on The Nasdaq Capital Market. To facilitate this review, Nasdaq requested that the Company provide, no later than March 5, 2008, a plan to achieve and sustain compliance with all of the listing requirements of The Nasdaq Capital Market, including the time frame for completion of the plan. The Company intends to respond to Nasdaq on or before the March 5, 2008 deadline with a plan of action for achieving and sustaining compliance with all listing requirements.

The Company’s press release, dated February 22, 2008, announcing receipt of the Letter, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of SMF Energy Corporation, dated February 22, 2008, announcing receipt of Nasdaq letter regarding Capital Market listing deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of SMF Energy Corporation, dated February 22, 2008, announcing receipt of Nasdaq letter regarding Capital Market listing deficiency.